NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2015 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 21, 2015 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three months ended March 31, 2015.

Operating revenue for the quarter ended March 31, 2015 increased 20.0% to $205.9 million from $171.6 million for the same quarter in 2014. Income from operations was $8.3 million, compared to $16.3 million in the prior-year quarter. Net income during the period was $4.8 million compared to $10.2 million in the first quarter of 2014. Net income per diluted share for the first quarter of 2015 was $0.16 compared to $0.33 in the prior-year quarter.

Included in the first quarter 2015 are approximately $11.8 million in one-time deal and integration costs associated with the acquisition of Towne Air. Our prior year results include approximately $0.9 million of deal costs associated with the purchase of Central States Trucking. Adjusted income from operations was $20.1 million, compared with $17.2 million in the prior-year quarter. Adjusted net income for the period was $12.1 million compared to $10.8 million in the prior year quarter. Adjusted income per diluted share was $0.40 compared to $0.35 a year ago.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the first quarter said, “It’s been an extremely busy six weeks since our March 9th closing of the Towne Air acquisition. I’m pleased to report that our team has made great progress with the integration. Going into this process we recognized that retention of revenue as well as owner operators would be the key elements to our success. Both are proceeding as planned.”

Commenting further on the quarter, Mr. Campbell said, “Forward Air Solutions, Central States and Total Quality, Inc. all had respectable first quarter results that positively impacted our bottom line. Solutions turned a profit in a quarter that has historically been break-even at best.”

In closing, Mr. Campbell said, “Given its magnitude and relative complexity, the Towne acquisition created a number of challenges. The hard work of our combined teams enabled us to mitigate and ultimately overcome those challenges. I wish to thank all our employees and owner-operators for their hard work allowing us to provide the superior service and enhanced shareholder value that our customers and shareholders have come to expect from Forward Air.”

Commenting on the impact of the Towne acquisition on the first quarter results, Rodney L. Bell, Senior Vice President and CFO said, “With just over three weeks of Towne revenues represented in the quarter, our revenues increased approximately 20% as compared to the first quarter of 2014. We estimate that approximately $10 million of the $34.4 million increase in year-over-year revenue is attributable to Towne. As noted above we incurred approximately $11.8 million in direct costs associated with the transaction and integration of Towne. We anticipate an additional $3 million of integration costs will impact the second quarter.”

Commenting on the Company's guidance for the second quarter, Mr. Bell said, “We anticipate that our second quarter 2015 revenues will increase in the range of 27% to 31% over the comparable 2014 period. Without regard to additional costs of integration we expect income per diluted share to be between $0.59 and $0.63 per share. This compares to $0.55 per share in the second quarter of 2014.”

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2015 results on Wednesday, April 22, 2015 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-230-1059. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Forward Air Solutions, which we formed in July 2007, provides pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

Total Quality ("TQI"), which we acquired in March 2013, provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014
Operating revenue	$205,918	$171,569

Operating expenses:
Purchased transportation	89,337	73,551
Salaries, wages and employee benefits	53,903	41,422
Operating leases	15,756	8,351
Depreciation and amortization	8,684	7,013
Insurance and claims	5,130	4,127
Fuel expense	4,020	4,806
Other operating expenses	20,839	16,028
Total operating expenses	197,669	155,298
Income from operations	8,249	16,271

Other income (expense):
Interest expense	(364)	(82)
Other, net	(48)	86
Total other income (expense)	(412)	4
Income before income taxes	7,837	16,275
Income taxes	3,000	6,073
Net income and comprehensive income	$4,837	$10,202

Net income per share:
Basic	$0.16	$0.33
Diluted	$0.16	$0.33

Dividends per share:	$0.12	$0.12

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

		Integration and	Adjusted
	March 31, 2015 (1)	Deal Costs	March 31, 2015
Income from operations	$8.3	$11.8	$20.1

Income taxes	3.0	4.6	7.6

Net income	$4.8	$7.3	$12.1

Weighted average diluted shares outstanding	30,981	30,981	30,981

Net income per share:	$0.16	$0.24	$0.40

(1) - As reported in accordance with United States generally accepted accounting principles.

		Integration and	Adjusted
	March 31, 2014 (1)	Deal Costs	March 31, 2014
Income from operations	$16.3	$0.9	$17.2

Income taxes	6.1	0.3	6.4

Net income	$10.2	$0.6	$10.8

Weighted average diluted shares outstanding	31,314	31,314	31,314

Net income per share:	$0.33	$0.02	$0.35

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$113.3	67.2%	$97.7	72.8%	$15.6	16.0%
Logistics services
Expedited full truckload - TLX	23.2	13.7	17.5	13.0	5.7	32.6
Intermodal/drayage	18.0	10.7	9.0	6.7	9.0	100.0
Total Logistics services	41.2	24.4	26.5	19.7	14.7	55.5
Other Forward Air services	14.2	8.4	10.0	7.5	4.2	42.0
Forward Air - Total revenue	168.7	81.9	134.2	78.2	34.5	25.7
TQI - Pharmaceutical services	11.3	5.5	11.1	6.5	0.2	1.8
Forward Air Solutions - Pool distribution	27.2	13.2	27.3	15.9	(0.1)	(0.4)
Intersegment eliminations	(1.3)	(0.6)	(1.0)	(0.6)	(0.3)	30.0
Consolidated operating revenue	$205.9	100.0%	$171.6	100.0%	$34.3	20.0%

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$50.1	44.2%	$40.8	41.8%	$9.3	22.8%
Logistics services
Expedited full truckload - TLX	16.9	72.8	13.7	78.3	3.2	23.4
Intermodal/drayage	6.4	35.6	3.8	42.2	2.6	68.4
Total Logistics services	23.3	56.6	17.5	66.0	5.8	33.1
Other Forward Air services	3.8	26.8	2.5	25.0	1.3	52.0
Forward Air - Total purchased transportation	77.2	45.8	60.8	45.3	16.4	27.0
TQI - Pharmaceutical services	5.6	49.6	5.5	49.6	0.1	1.8
Forward Air Solutions - Pool distribution	7.4	27.2	8.1	29.7	(0.7)	(8.6)
Intersegment eliminations	(0.9)	69.2	(0.8)	80.0	(0.1)	12.5
Consolidated purchased transportation	$89.3	43.4%	$73.6	42.9%	$15.7	21.3%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2015	December 31, 2014 (a)
Assets
Current assets:
Cash and cash equivalents	$54,495	$41,429
Accounts receivable, net	120,473	95,326
Other current assets	21,767	13,200
Total current assets	196,735	149,955

Property and equipment	310,814	305,188
Less accumulated depreciation and amortization	138,287	132,699
Net property and equipment	172,527	172,489
Goodwill and other acquired intangibles:
Goodwill	202,909	144,412
Other acquired intangibles, net of accumulated amortization	140,189	72,705
Total net goodwill and other acquired intangibles	343,098	217,117
Other assets	3,027	2,244
Total assets	$715,387	$541,805

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,567	$20,572
Accrued expenses	36,364	22,583
Current portion of debt and capital lease obligations	56,082	276
Total current liabilities	114,013	43,431

Debt and capital lease obligations, less current portion	70,897	1,275
Other long-term liabilities	17,628	8,356
Deferred income taxes	35,835	25,180

Shareholders’ equity:
Common stock	308	303
Additional paid-in capital	147,445	130,107
Retained earnings	329,261	333,153
Total shareholders’ equity	477,014	463,563
Total liabilities and shareholders’ equity	$715,387	$541,805

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014
Operating activities:
Net income	$4,837	$10,202
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,684	7,013
Share-based compensation	1,786	1,652
(Gain) loss on disposal of property and equipment	(149)	16
Provision for (recovery) loss on receivables	(19)	42
Provision for revenue adjustments	907	641
Deferred income tax	3,045	132
Excess tax benefit for stock options exercised	(2,329)	(637)
Changes in operating assets and liabilities
Accounts receivable	(2,332)	(8,493)
Prepaid expenses and other current assets	2,618	7,048
Accounts payable and accrued expenses	(9,589)	2,416
Net cash provided by operating activities	7,459	20,032

Investing activities:
Proceeds from disposal of property and equipment	582	79
Purchases of property and equipment	(5,229)	(19,548)
Acquisition of business, net of cash acquired	(62,323)	(82,998)
Other	(135)	(60)
Net cash used in investing activities	(67,105)	(102,527)

Financing activities:
Proceeds from term loan	125,000	—
Payments of debt and capital lease obligations	(59,116)	(9,491)
Proceeds from exercise of stock options	10,139	9,840
Payments of cash dividends	(3,714)	(3,733)
Cash settlement of share-based awards for minimum tax withholdings	(1,926)	(1,081)
Excess tax benefit for stock options exercised	2,329	637
Net cash provided by (used in) financing activities	72,712	(3,828)
Net increase (decrease) in cash	13,066	(86,323)
Cash at beginning of period	41,429	127,367
Cash at end of period	$54,495	$41,044

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Three months ended
Forward Air	March 31,	Percent of		March 31,	Percent of		Percent
	2015	Revenue		2014	Revenue	Change	Change
Operating revenue	168.7	81.9%		134.2	78.2%	34.5	25.7%
Operating expenses:
Purchased transportation	77.2	45.8		60.8	45.3	16.4	27.0
Salaries, wages, and employee benefits	41.5	24.6		30.2	22.5	11.3	37.4
Operating leases	13.6	8.0		5.8	4.3	7.8	134.5
Depreciation and amortization	6.1	3.6		4.9	3.7	1.2	24.5
Insurance and claims	4.1	2.4		3.1	2.3	1.0	32.3
Fuel expense	1.8	1.1		1.9	1.4	(0.1)	(5.3)
Other operating expenses	17.2	10.2		12.1	9.0	5.1	42.1
Income from operations	7.2	4.3%		15.4	11.5%	(8.2)	(53.2)%

FASI	March 31,	Percent of		March 31,	Percent of		Percent
	2015	Revenue		2014	Revenue	Change	Change
Operating revenue	27.2	13.2%		27.3	15.9%	(0.1)	(0.4)%
Operating expenses:
Purchased transportation	7.4	27.2		8.1	29.7	(0.7)	(8.6)
Salaries, wages, and employee benefits	10.1	37.1		9.3	34.1	0.8	8.6
Operating leases	2.1	7.7		2.5	9.1	(0.4)	(16.0)
Depreciation and amortization	1.6	5.9		1.3	4.8	0.3	23.1
Insurance and claims	0.9	3.3		0.8	2.9	0.1	12.5
Fuel expense	1.3	4.8		1.7	6.2	(0.4)	(23.5)
Other operating expenses	3.6	13.3		3.6	13.2	—	—
Income from operations	0.2	0.7%		—	—%	0.2	100.0%

TQI	March 31,	Percent of		March 31,	Percent of		Percent
	2015	Revenue		2014	Revenue	Change	Change
Operating revenue	11.3	5.5%		11.1	6.5%	0.2	1.8%
Operating expenses:
Purchased transportation	5.6	49.6		5.5	49.6	0.1	1.8
Salaries, wages, and employee benefits	2.3	20.3		1.9	17.1	0.4	21.1
Operating leases	—	—		—	—	—	—
Depreciation and amortization	1.0	8.8		0.8	7.2	0.2	25.0
Insurance and claims	0.2	1.8		0.2	1.8	—	—
Fuel expense	0.9	8.0	1.0	1.2	10.8	(0.3)	(25.0)
Other operating expenses	0.4	3.5		0.6	5.4	(0.2)	(33.3)
Income from operations	0.9	8.0%		0.9	8.1%	—	—%

Intercompany Eliminations	March 31,	Percent of		March 31,	Percent of		Percent
	2015	Revenue		2014	Revenue	Change	Change
Operating revenue	(1.3)	(0.6)%		(1.0)	(0.6)%	(0.3)	30.0%
Operating expenses:
Purchased transportation	(0.9)	69.2		(0.8)	80.0	(0.1)	12.5
Other operating expenses	(0.4)	30.8		(0.2)	20.0	(0.2)	100.0
Income from operations	—	—%		—	—%	—	—%

Consolidated	March 31,	Percent of		March 31,	Percent of		Percent
	2015	Revenue		2014	Revenue	Change	Change
Operating revenue	205.9	100.0%		171.6	100.0%	34.3	20.0%
Operating expenses:
Purchased transportation	89.3	43.4		73.6	42.9	15.7	21.3
Salaries, wages, and employee benefits	53.9	26.2		41.4	24.1	12.5	30.2
Operating leases	15.7	7.6		8.3	4.8	7.4	89.2
Depreciation and amortization	8.7	4.2		7.0	4.1	1.7	24.3
Insurance and claims	5.2	2.5		4.1	2.4	1.1	26.8
Fuel expense	4.0	2.0		4.8	2.8	(0.8)	(16.7)
Other operating expenses	20.8	10.1		16.1	9.4	4.7	29.2
Income from operations	8.3	4.0%		16.3	9.5%	(8.0)	(49.1)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2015	2014	Change

Operating ratio	95.7%	88.5%	8.1%

Business days	63.0	63.0	—
Business weeks	12.6	12.6	—

Airport-to-airport:
Tonnage
Total pounds ¹	516,179	441,715	16.9
Average weekly pounds ¹	40,967	35,057	16.9

Linehaul shipments
Total linehaul	773,844	662,480	16.8
Average weekly	61,416	52,578	16.8

Forward Air Complete shipments	169,735	107,574	57.8
As a percentage of linehaul shipments	21.9%	16.2%	35.2

Average linehaul shipment size	667	667	—

Revenue per pound ²
Linehaul yield	$17.54	$17.31	1.0
Fuel surcharge impact	1.27	2.03	(3.4)
Forward Air Complete impact	3.14	2.79	1.6
Total airport-to-airport yield	$21.95	$22.13	(0.8)

Expedited full truckload - TLX:
Miles
Owner operator ¹	5,953	6,968	(14.6)
Third party ¹	6,022	4,082	47.5
Total Miles	11,975	11,050	8.4

Revenue per mile	$1.94	$1.58	22.8

Cost per mile	$1.41	$1.24	13.7%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Important Information
This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Towne or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate Towne. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Rodney L. Bell, 432-636-7000
rbell@forwardair.com